UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 12, 2018

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-31293 (Commission File Number)	77-0487526 (I.R.S. Employer Identification Number)

One Lagoon Drive

Redwood City, California 94065

(650) 598-6000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2018, Peter Van Camp, interim Chief Executive Officer and President and Executive Chairman of the Board of Directors (the “Board”) of Equinix, Inc. (“Equinix”), resigned from the positions of interim Chief Executive Officer and President with Equinix. The Board accepted Mr. Van Camp’s resignation on September 12, 2018. Mr. Van Camp will continue to serve as the Board’s Executive Chairman.

On September 12, 2018, the Board elected Charles Meyers, age 52, as Chief Executive Officer and President. Mr. Meyers was also elected as a director to the Equinix Board, effective September 12, 2018. With the election of Mr. Meyers, Equinix’s Board now consists of nine members. Mr. Meyers will also serve as a member of the Board’s Stock Award Committee.

Mr. Meyers joined Equinix in 2010, and prior to his appointment as Chief Executive Officer and President, led the strategic business teams that drive company growth by focusing on the future needs of customers and partners as President, Strategy, Services and Innovation. Mr. Meyers also served as the Chief Operating Officer of Equinix from 2013-2017 and as President, Equinix Americas from 2010-2013.

There are no transactions between Mr. Meyers and Equinix that would be reportable under Item 404(a) of Regulation S-K.

On September 12, 2018 (the “Grant Date”), in connection with the election of Mr. Meyers as Chief Executive Officer and President, the Compensation Committee approved the following compensation package for Mr. Meyers: a base salary of $1,000,000, a target bonus under the Annual Incentive Plan and 2018 Award Agreement of up to 130% of his new base salary, pro-rated to reflect his service for 2018, and a grant of 11,567 restricted stock units (“RSUs”) of the Company’s Common Stock under the 2000 Equity Incentive Plan (the “Equity Plan”) and the applicable form of award agreement (the “Agreement”). The RSUs are subject to forfeiture in the event that Mr. Meyers’s Service (as defined in the Agreement) with the Company terminates before the shares vest, measured from the Grant Date as follows: 16.667% of the RSUs shall vest on March 1, 2019 and an additional 16.667% of the RSUs shall vest on each September 1st and March 1st thereafter until fully vested. The RSUs provide for acceleration of 50% of the unvested shares subject to such award in the event that Mr. Meyers is subject to a Qualifying Termination within 12 months after a Change in Control (as such terms are defined in the Agreement or the Equity Plan). Mr. Meyers will also receive relocation assistance for any relocation in an amount of up to $150,000. As a member of Equinix’s Board, Mr. Meyers will receive no additional compensation.

A copy of the Company's press release regarding these events is being furnished as Exhibit 99.1 to this 8-K.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit
No.	Description

99.1	Press Release issued by Equinix on September 12, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: September 12, 2018	By:	/s/ Keith D. Taylor
Keith D. Taylor Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by Equinix on September 12, 2018.